CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333- 259171) pertaining to the 2020 Equity Incentive Plan and the 2021 Equity Incentive Plan of Point Biopharma Global, Inc. of our report dated March 25, 2022, relating to the consolidated financial statements of Point Biopharma Global, Inc. and Subsidiaries, which appears in this Form 10-K for the year ended December 31, 2021. /s/ ArmaninoLLP San Jose, California March 25, 2022